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                                                               EXHIBIT 24(b)(13)


                                Ex-24.(b)(13)
                          (Form of Purchase Agreement)

                    SELIGMAN INTERNATIONAL FUND SERIES, INC.


Seligman International Fund Series, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. In order to provide the Fund with its initial capital, the Fund hereby sells to Purchaser and Purchaser purchases 8,334 shares (the "Shares") of Capital Stock (par value $.001) of the Fund at a price of $12.00 per share. The fund hereby acknowledges receipt from Purchaser of funds in the amount of $100,008 in full payment for the Shares.

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Share.


IN WITNESS WHEREOF, the parties have executed this agreement as of the 23th day of March, 1992 ("Purchase Date").


                      SELIGMAN INTERNATIONAL FUND SERIES, INC.


                      By:     /s/Edward D. Bedard
                          -------------------------------------
                      Name:   Edward D. Bedard
                      Title:  Treasurer


                      J. & W. SELIGMAN & CO. INCORPORATED


                      By:     /s/Brian T. Zino
                          -------------------------------------
                      Name:   Brian T. Zino
                      Title:  Managing Director
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                                INVESTMENT LETTER

                   SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.


Seligman Henderson Global Fund Series, Inc. (the "Fund"), an open-end diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to Purchaser and Purchaser purchases 1 Class D share (the "Share") of Capital Stock (par value $.001) of the Seligman Henderson International Fund, (the "Series"), a series of the Fund, at a price equivalent to the net asset value of one share of each Series as of the close of business on September 20, 1993. The Fund hereby acknowledges receipt from Purchaser of funds in such amount in full payment for the Share.

2. Purchaser represents and warrants to the Fund that each Share is being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Share.

IN WITNESS WHEREOF, the parties have executed this agreement as of the 20th day of September, 1993 ("Purchase Date").


                      SELIGMAN HENDERSON GLOBAL FUND SERIES, INC.


                      By: _______________________________
                      Name:  Lawrence P. Vogel
                      Title:  Vice President


                      J. & W. SELIGMAN & CO. INCORPORATED


                      By: ________________________________
                      Name:  Lawrence P. Vogel
                      Title:  Senior Vice President